Exhibit 99.1

Victory Capital Reports Very Strong Second-Quarter 2021 Financial Results

Second Quarter 2021 Highlights

  Total Assets Under Management (AUM) of $161.9 billion
  Quarterly long-term gross flows of $10.0 billion; long-term net inflows of $0.3 billion
  GAAP operating margin of 42.9% and adjusted EBITDA margin of 50.6%1
  GAAP net income of $0.93 per diluted share
  Adjusted net income with tax benefit of $1.18 per diluted share1
  Board authorizes 25% increase in regular quarterly cash dividend

SAN ANTONIO, Texas--(BUSINESS WIRE)--August 5, 2021--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended June 30, 2021.

“During the second quarter and first half, we generated excellent investment performance for our clients and very strong financial results for our shareholders,” said David Brown, Chairman and Chief Executive Officer. “More than 70% of our AUM outperformed respective benchmarks for the 3-, 5-, and 10-year periods, and we recorded the fourth consecutive quarter of revenue and earnings growth, as well as adjusted EBITDA margin of greater than 50%.

“Our organic growth also improved quarter-over-quarter for the fourth quarter in a row reflecting healthy investor demand for our investment products. This led to record high gross sales during the second quarter and resulted in positive long-term net flows.

“Cash flow generated from operations remained robust. The cash dividend increase announced today marks the fifth consecutive quarterly increase and reflects our view of the strength of our business. Over the course of the last five quarters, we have tripled the cash dividend payable to shareholders. At the same time, we still allocated the majority of our excess cash flow to reducing debt as we paid down an additional $57 million of outstanding debt in the quarter. This was 14% more than in the first quarter of the year and resulted in our leverage ratio decreasing to 1.4 times at the end of the quarter.

“Our evaluation of acquisition targets continues and, with the strength of our balance sheet, we are financially well positioned to execute on a strategic transaction.

“We continue to make investments in the areas of technology, data, and distribution which are continuing to yield positive results. As always, serving our clients remains our top priority.”

1 The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Assets Under Management(2)
Ending	$161,936	$154,331	$129,070	$161,936	$129,070
Average	158,471	151,090	128,927	154,781	136,519

Long-term Flows(3)
Long-term Gross	$9,973	$6,726	$5,166	$16,698	$12,439
Long-term Net	302	(983)	(3,466)	(681)	(6,568)

Money Market/Short-term Flows
Money Market/Short-term Gross	$102	$108	$4,411	$209	$12,063
Money Market/Short-term Net	(126)	(191)	(8,416)	(317)	(8,214)

Total Flows
Total Gross	$10,074	$6,833	$9,577	$16,908	$24,502
Total Net	176	(1,174)	(11,882)	(998)	(14,782)

Consolidated Financial Results (GAAP)
Revenue	$221.9	$212.9	$181.9	$434.9	$386.3
Revenue realization (in bps)	56.2	57.2	56.7	56.7	56.9
Operating expenses	126.6	123.2	116.1	249.8	229.9
Income from operations	95.3	89.8	65.8	185.0	156.4
Operating margin	42.9%	42.1%	36.2%	42.5%	40.5%
Net income	69.3	65.2	44.7	134.5	101.9
Earnings per diluted share	$0.93	$0.88	$0.61	$1.81	$1.38
Cash flow from operations	84.5	79.6	69.0	164.2	120.9

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$112.2	$106.8	$86.3	$219.1	$177.8
Adjusted EBITDA margin	50.6%	50.2%	47.5%	50.4%	46.0%
Adjusted net income	80.3	76.7	58.3	157.0	120.0
Tax benefit of goodwill and acquired intangible assets	6.9	6.9	6.7	13.8	13.5
Adjusted net income with tax benefit	87.2	83.6	65.1	170.8	133.5
Adjusted net income with tax benefit per diluted share	$1.18	$1.13	$0.89	$2.30	$1.81

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF. The three months ended March 31, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021.

3 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 4.9%, or $7.6 billion, to $161.9 billion at June 30, 2021, compared with $154.3 billion at March 31, 2021. The increase was primarily attributable to market action and positive net flows, partially offset by liquidated seed capital. Total gross flows reached a record $10.1 billion for the second quarter and $16.9 billion for the year-to-date period. Long-term AUM increased by 5.1%, or $7.7 billion, to $158.7 billion at June 30, 2021, compared with $151.0 billion at March 31, 2021. For the second quarter, the Company reported long-term gross flows of $10.0 billion and net long-term inflows of $0.3 billion. For the year-to-date period, the Company reported long-term gross flows of $16.7 billion and net long-term outflows of $0.7 billion.

At June 30, 2021, Victory Capital offered 124 investment strategies through its 10 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of June 30, 2021.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
64%	71%	72%	71%

Second Quarter 2021 Compared with First Quarter 2021

Revenue increased 4.2% to $221.9 million, in the second quarter, compared with $212.9 million in the first quarter, primarily due to higher average AUM. GAAP operating margin expanded 80 basis points in the second quarter to 42.9%, up from 42.1% in the first quarter primarily due to seasonally higher compensation and benefit related items in the first quarter. Second quarter GAAP net income increased 6.2% to $69.3 million, up from $65.2 million in the prior quarter. On a per-share basis, GAAP net income increased 5.7% to $0.93 per diluted share in the second quarter, versus $0.88 per diluted share in the first quarter.

Adjusted net income with tax benefit increased 4.3% to $87.2 million in the second quarter, up from $83.6 million in the first quarter. On a per-share basis, adjusted net income with tax benefit increased 4.4% to $1.18 per diluted share in the second quarter, from $1.13 per diluted share in the prior quarter. Adjusted EBITDA increased 5.1% to $112.2 million in the second quarter, versus $106.8 million in the first quarter. Adjusted EBITDA margin expanded 40 basis points in the second quarter of 2021 to 50.6% compared with 50.2% in the prior quarter.

Second Quarter 2021 Compared with Second Quarter 2020

Revenue for the three months ended June 30, 2021, rose 22.0% to $221.9 million, compared with $181.9 million in the same quarter of 2020. The increase was primarily due to higher average AUM.

Illustrating the inherent operating leverage in the Company’s business model, operating expenses increased just 9.1% to $126.6 million, compared with $116.1 million in last year’s second quarter, reflecting variable operating expenses that rose as a result of the higher average AUM and earnings as well as continued investments to support future growth. Due to this improved operating leverage and a $2.2 million reduction in restructuring and integration costs in the current year, GAAP operating margin expanded 670 basis points to 42.9% in the second quarter, from 36.2% in the same quarter of 2020. GAAP net income rose 54.9% to $69.3 million, or $0.93 per diluted share, in the second quarter compared with $44.7 million, or $0.61 per diluted share, in the same quarter of 2020.

Adjusted net income with tax benefit advanced 34.0% to $87.2 million, or $1.18 per diluted share, in the second quarter, compared with $65.1 million, or $0.89 per diluted share in the same quarter last year. Adjusted EBITDA rose 30.0% to $112.2 million, compared with $86.3 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 310 basis points to 50.6% in the second quarter of 2021, compared with 47.5% in the same quarter last year.

Six Months Ended June 30, 2021 Compared with Six Months Ended June 30, 2020

Revenue for the six months ended June 30, 2021, rose 12.6% to $434.9 million, compared with $386.3 million in the same period of 2020. The increase was primarily due to higher average AUM.

Displaying the inherent operating leverage in the Company’s business model, operating expenses increased just 8.7% to $249.8 million for the six months ended June 30, 2021, compared with $229.9 million in the same period in 2020, reflecting the Company’s variable operating expenses that rose as a result of the higher average AUM and earnings as well as continued investments to support future growth. GAAP operating margin was 42.5% for the six months ended June 30, 2021, a 200 basis point increase from the 40.5% recorded in the same period in 2020 primarily due to improved operating leverage. GAAP net income rose 32.0% to $134.5 million, or $1.81 per diluted share, in the first six months of 2021 compared with $101.9 million, or $1.38 per diluted share, in the same period in 2020.

Adjusted net income with tax benefit advanced 27.9% to $170.8 million, or $2.30 per diluted share, in the first six months of 2021, compared with $133.5 million, or $1.81 per diluted share in the same period in 2020. For the six months ended June 30, 2021, adjusted EBITDA rose 23.2% to $219.1 million, compared with $177.8 million for the same period in 2020. Year-over-year, adjusted EBITDA margin expanded 440 basis points to 50.4% in the first six months of 2021, compared with 46.0% in the same period last year.

Balance Sheet / Capital Management

During the second quarter, the Company reduced outstanding debt by an additional $57.0 million. Subsequent to June 30, 2021, the Company reduced outstanding debt by $35.0 million, for a total of $453.8 million, since July 1, 2019.

The 10b-5 plan expired on May 12, 2021 as it reached its authorized share repurchase limit of $15 million. On May 13, 2021, the Company announced that its Board of Directors approved a new 10b-5 plan authorizing the repurchase of up to $15 million of Class A common stock through December 31, 2022. During the second quarter, the Company repurchased 288 thousand shares.

Today, the Company’s Board of Directors declared a $0.15 per share quarterly cash dividend, a 25% increase over the dividend declared in the prior quarter. The dividend is payable on September 27, 2021, to shareholders of record on September 10, 2021.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 6, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $161.9 billion in assets under management as of June 30, 2021. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 10 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment styles and investment vehicles including, actively managed mutual funds, separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us on: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenue
Investment management fees	$168,033	$160,284	$130,032	$328,317	$276,913
Fund administration and distribution fees	53,871	52,665	51,854	106,536	109,394
Total revenue	221,904	212,949	181,886	434,853	386,307

Expenses
Personnel compensation and benefits	57,462	59,006	49,105	116,468	96,676
Distribution and other asset-based expenses	44,223	42,103	41,630	86,326	96,490
General and administrative	13,713	13,310	13,289	27,023	25,177
Depreciation and amortization	4,694	4,385	4,166	9,079	8,216
Change in value of consideration payable for acquisition of business	5,700	2,500	5,300	8,200	(200)
Acquisition-related costs	422	(164)	(23)	258	(92)
Restructuring and integration costs	422	2,053	2,605	2,475	3,603
Total operating expenses	126,636	123,193	116,072	249,829	229,870

Income from operations	95,268	89,756	65,814	185,024	156,437
Operating margin	42.9%	42.1%	36.2%	42.5%	40.5%

Other income (expense)
Interest income and other income (expense)	1,932	2,734	2,966	4,666	(1,206)
Interest expense and other financing costs	(6,155)	(6,845)	(9,710)	(13,000)	(21,118)
Gain (loss) on debt extinguishment	(1,146)	(2,781)	137	(3,927)	(917)
Total other expense, net	(5,369)	(6,892)	(6,607)	(12,261)	(23,241)

Income before income taxes	89,899	82,864	59,207	172,763	133,196

Income tax expense	(20,629)	(17,662)	(14,487)	(38,291)	(31,310)

Net income	$69,270	$65,202	$44,720	$134,472	$101,886

Earnings per share of common stock
Basic	$1.02	$0.96	$0.66	$1.98	$1.50
Diluted	0.93	0.88	0.61	1.81	1.38

Weighted average number of shares outstanding
Basic	67,776	67,761	67,821	67,769	67,806
Diluted	74,166	74,108	73,204	74,155	73,818

Dividends declared per share	$0.12	$0.09	$0.05	$0.21	$0.10

Victory Capital Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures[1]
(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income (GAAP)	$69,270	$65,202	$44,720	$134,472	$101,886
Income tax expense	(20,629)	(17,662)	(14,487)	(38,291)	(31,310)
Income before income taxes	$89,899	$82,864	$59,207	$172,763	$133,196
Interest expense	6,086	7,310	8,267	13,396	18,795
Depreciation	1,524	1,246	746	2,770	1,630
Other business taxes	524	374	219	898	(3,077)
Amortization of acquisition-related intangible assets	3,171	3,138	3,420	6,309	6,586
Stock-based compensation	3,124	4,636	3,068	7,760	8,440
Acquisition, restructuring and exit costs	6,544	4,389	10,105	10,933	8,563
Debt issuance costs	1,304	2,793	1,312	4,097	3,701
Losses from equity method investments	65	92	—	157	—
Adjusted EBITDA	$112,241	$106,842	$86,344	$219,083	$177,834
Adjusted EBITDA margin	50.6%	50.2%	47.5%	50.4%	46.0%

Net income (GAAP)	$69,270	$65,202	$44,720	$134,472	$101,886
Adjustment to reflect the operating performance of the Company
Other business taxes	524	374	219	898	(3,077)
Amortization of acquisition-related intangible assets	3,171	3,138	3,420	6,309	6,586
Stock-based compensation	3,124	4,636	3,068	7,760	8,440
Acquisition, restructuring and exit costs	6,544	4,389	10,105	10,933	8,563
Debt issuance costs	1,304	2,793	1,312	4,097	3,701
Tax effect of above adjustments	(3,667)	(3,832)	(4,531)	(7,499)	(6,053)
Adjusted net income	$80,270	$76,700	$58,313	$156,970	$120,046
Adjusted net income per diluted share	$1.08	$1.03	$0.80	$2.12	$1.63

Tax benefit of goodwill and acquired intangible assets	$6,918	$6,918	$6,745	$13,836	$13,473
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.09	$0.09	$0.19	$0.18

Adjusted net income with tax benefit	$87,188	$83,618	$65,058	$170,806	$133,519
Adjusted net income with tax benefit per diluted share	$1.18	$1.13	$0.89	$2.30	$1.81

1 Refer to page 15 for further information regarding the Company’s non-GAAP financial measures.

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for shares)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$31,622	$22,744
Receivables	98,684	88,182
Prepaid expenses	6,230	6,082
Investments, at fair value	29,566	23,493
Property and equipment, net	24,290	18,747
Goodwill	404,750	404,750
Other intangible assets, net	1,156,919	1,162,641
Other assets	4,014	4,090
Total assets	$1,756,075	$1,730,729

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$51,153	$42,144
Accrued compensation and benefits	38,885	47,278
Consideration payable for acquisition of business	100,700	92,500
Deferred tax liability, net	51,022	37,684
Other liabilities	30,620	34,573
Long-term debt, net[1]	667,539	769,009
Total liabilities	939,919	1,023,188

Stockholders' equity
Class A common stock, $0.01 par value per share: 2021 - 400,000,000 shares authorized, 19,816,767 shares issued and 16,059,105 shares outstanding; 2020 - 400,000,000 shares authorized, 19,388,671 shares issued and 16,205,689 shares outstanding	198	194
Class B common stock, $0.01 par value per share: 2021 - 200,000,000 shares authorized, 55,782,820 shares issued and 51,761,697 shares outstanding; 2020 - 200,000,000 shares authorized, 54,766,934 shares issued and 51,336,177 shares outstanding	558	548
Additional paid-in capital	659,920	647,602
Class A treasury stock, at cost: 2021 - 3,757,662 shares; 2020 - 3,182,982 shares	(63,290)	(47,844)
Class B treasury stock, at cost: 2021 - 4,021,123 shares; 2020 - 3,430,757 shares	(62,925)	(47,080)
Accumulated other comprehensive income (loss)	351	(7,460)
Retained earnings	281,344	161,581
Total stockholders' equity	816,156	707,541
Total liabilities and stockholders' equity	$1,756,075	$1,730,729

1 Balances at June 30, 2021 and December 31, 2020 are shown net of unamortized loan discount and debt issuance costs in the amount of $13.7 million and $19.2 million, respectively. The gross amount of the debt outstanding was $681.2 million as of June 30, 2021 and $788.2 million as of December 31, 2020.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management
(unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2021	2021	2020	2021	2020
Beginning assets under management	$154,331	$147,241	$123,779	5%	25%
Gross client cash inflows	10,074	6,833	9,577	47%	5%
Gross client cash outflows	(9,898)	(8,007)	(21,459)	24%	-54%
Net client cash flows	176	(1,174)	(11,882)	N/A	N/A
Market appreciation (depreciation)	7,703	7,718	17,173	0%	-55%
Acquired assets / Net transfers[1]	(275)	547	—	N/A	N/A
Ending assets under management	161,936	154,331	129,070	5%	25%
Average assets under management	158,471	151,090	128,927	5%	23%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2021	2020		2020
Beginning assets under management	$147,241	$151,832		-3%
Gross client cash inflows	16,908	24,502		-31%
Gross client cash outflows	(17,906)	(39,284)		-54%
Net client cash flows	(998)	(14,782)		-93%
Market appreciation (depreciation)	15,421	(7,979)		N/A
Acquired assets / Net transfers[2]	272	—		N/A
Ending assets under management	161,936	129,070		25%
Average assets under management	154,781	136,519		13%

1 The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF. The three months ended March 31, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021.

2 The six months ended June 30, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021 partially offset by $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Asset Class
(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
June 30, 2021
Beginning assets under management	$29,156	$20,230	$36,776	$14,448	$14,652	$35,356	$341	$150,958	$3,373	$154,331
Gross client cash inflows	1,412	1,238	1,750	91	1,072	4,370	40	9,973	102	10,074
Gross client cash outflows	(1,940)	(1,428)	(2,949)	(407)	(541)	(2,380)	(27)	(9,671)	(228)	(9,898)
Net client cash flows	(527)	(190)	(1,200)	(316)	531	1,991	13	302	(126)	176
Market appreciation (depreciation)	1,745	616	677	1,253	928	2,419	62	7,700	3	7,703
Acquired assets / Net transfers[1]	(33)	(39)	156	(101)	(180)	(126)	44	(278)	3	(275)
Ending assets under management	$30,340	$20,617	$36,410	$15,284	$15,931	$39,640	$460	$158,682	$3,254	$161,936

March 31, 2021
Beginning assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$257	$143,706	$3,534	$147,241
Gross client cash inflows	1,741	1,072	2,024	98	593	1,143	55	6,726	108	6,833
Gross client cash outflows	(1,854)	(1,696)	(1,701)	(432)	(648)	(1,350)	(28)	(7,709)	(299)	(8,007)
Net client cash flows	(112)	(624)	323	(334)	(55)	(207)	27	(983)	(191)	(1,174)
Market appreciation (depreciation)	3,032	2,024	(219)	604	700	1,521	57	7,720	(2)	7,718
Acquired assets / Net transfers[2]	6	461	73	(52)	25	1	—	515	32	547
Ending assets under management	$29,156	$20,230	$36,776	$14,448	$14,652	$35,356	$341	$150,958	$3,373	$154,331

June 30, 2020
Beginning assets under management	$18,622	$11,885	$35,402	$10,703	$9,372	$25,526	$140	$111,650	$12,129	$123,779
Gross client cash inflows	943	997	1,498	216	436	1,067	10	5,166	4,411	9,577
Gross client cash outflows	(1,511)	(1,393)	(2,775)	(599)	(575)	(1,767)	(12)	(8,632)	(12,826)	(21,459)
Net client cash flows	(568)	(396)	(1,278)	(383)	(138)	(700)	(3)	(3,466)	(8,416)	(11,882)
Market appreciation (depreciation)	4,428	2,592	1,503	2,207	1,898	4,479	55	17,159	14	17,173
Acquired assets / Net transfers	2	2	(4)	(2)	(1)	—	3	—	—	—
Ending assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070

1 The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

2 The three months ended March 31, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Asset Class
(unaudited; in millions)

For the Six Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
June 30, 2021
Beginning assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$257	$143,706	$3,534	$147,241
Gross client cash inflows	3,154	2,310	3,774	189	1,664	5,513	95	16,698	209	16,908
Gross client cash outflows	(3,794)	(3,124)	(4,651)	(839)	(1,188)	(3,729)	(55)	(17,379)	(526)	(17,906)
Net client cash flows	(640)	(814)	(877)	(650)	476	1,784	40	(681)	(317)	(998)
Market appreciation (depreciation)	4,777	2,641	458	1,857	1,628	3,940	119	15,420	1	15,421
Acquired assets / Net transfers[1]	(27)	423	229	(152)	(155)	(125)	44	236	36	272
Ending assets under management	$30,340	$20,617	$36,410	$15,284	$15,931	$39,640	$460	$158,682	$3,254	$161,936

June 30, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832
Gross client cash inflows	2,416	2,230	3,449	454	1,107	2,762	21	12,439	12,063	24,502
Gross client cash outflows	(3,776)	(2,703)	(5,665)	(1,406)	(1,259)	(4,161)	(36)	(19,007)	(20,277)	(39,284)
Net client cash flows	(1,360)	(473)	(2,217)	(952)	(152)	(1,399)	(15)	(6,568)	(8,214)	(14,782)
Market appreciation (depreciation)	(2,479)	(2,733)	142	(621)	(1,347)	(956)	(32)	(8,027)	48	(7,979)
Acquired assets / Net transfers	(25)	(57)	(276)	7	26	12	6	(307)	307	—
Ending assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070

1 The six months ended June 30, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021 partially offset by $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
June 30, 2021
Beginning assets under management	$117,830	$4,441	$32,061	$154,331
Gross client cash inflows	5,060	239	4,775	10,074
Gross client cash outflows	(5,376)	(169)	(4,353)	(9,898)
Net client cash flows	(317)	70	423	176
Market appreciation (depreciation)	5,879	218	1,606	7,703
Acquired assets / Net transfers[4]	(229)	(375)	329	(275)
Ending assets under management	$123,164	$4,354	$34,418	$161,936

March 31, 2021
Beginning assets under management	$112,998	$3,976	$30,267	$147,241
Gross client cash inflows	5,465	240	1,128	6,833
Gross client cash outflows	(6,293)	(117)	(1,598)	(8,007)
Net client cash flows	(828)	123	(469)	(1,174)
Market appreciation (depreciation)	5,575	343	1,801	7,718
Acquired assets / Net transfers[5]	85	—	462	547
Ending assets under management	$117,830	$4,441	$32,061	$154,331

June 30, 2020
Beginning assets under management	$98,305	$3,177	$22,296	$123,779
Gross client cash inflows	8,621	90	866	9,577
Gross client cash outflows	(19,726)	(214)	(1,519)	(21,459)
Net client cash flows	(11,104)	(124)	(653)	(11,882)
Market appreciation (depreciation)	13,229	409	3,535	17,173
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$100,430	$3,462	$25,179	$129,070

1 Includes institutional and retail share classes, money market and VIP funds.

2 Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4 The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

5 The three months ended March 31, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
June 30, 2021
Beginning assets under management	$112,998	$3,976	$30,267	$147,241
Gross client cash inflows	10,525	479	5,904	16,908
Gross client cash outflows	(11,669)	(286)	(5,950)	(17,906)
Net client cash flows	(1,145)	193	(46)	(998)
Market appreciation (depreciation)	11,454	561	3,406	15,421
Acquired assets / Net transfers[4]	(144)	(375)	791	272
Ending assets under management	$123,164	$4,354	$34,418	$161,936

June 30, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	22,366	345	1,790	24,502
Gross client cash outflows	(35,357)	(675)	(3,252)	(39,284)
Net client cash flows	(12,990)	(330)	(1,462)	(14,782)
Market appreciation (depreciation)	(5,185)	(421)	(2,374)	(7,979)
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$100,430	$3,462	$25,179	$129,070

1 Includes institutional and retail share classes, money market and VIP funds.

2 Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4 The six months ended June 30, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021 partially offset by $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com